PRO-FORMA COMBINED BALANCE SHEETS
                                FEBRUARY 28, 1997
                                   (Unaudited)

                               Historical    Acquired
                                                        Acquisition
                                ITC        AIRTECH      Adjustments    Combined
                                ---        -------      -----------    --------

ASSETS


Current Assets                $206,627  $1,122,819                    $1,329,446
Stock subscription receivable              507,577(2)                    507,577

Property and equipment
    net of depreciation         96,289     214,485                       310,774

Intellectual properties
   Net of amortization       5,142,712(3)  336,977(4)  12,250,000(5)  17,729,689
Goodwill                                                1,408,474(5)   1,408,474
Other Assets                     1,866   1,896,489                     1,898,355
                                 -----   ---------                     ---------

Total Assets                  5,447,494   4,078,347                 $ 23,184,315
                              =========  ===========                 ===========



LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities          $  536,432   $ 248,205      (250,000)(6)  $ 534,637
Long-term Liabilities         1,299,573      26,116      (800,000)(6)  9,525,689
                                                        9,000,000 (5)
Total Liabilities             1,836,005     274,321                   10,060,326
                              ---------   ---------     ------------- ----------

Commitments and Contingencies (7)

Stockholders' Equity
   Paid in Capital            9,614,244    4,360,281(1) 4,658,474(5) 19,682,999

Retained Earning (Deficit)   (6,002,755)    (556,255)                (6,559,010)
                             -----------   ------------ ------------ -----------
                              3,611,489    3,804,026                 13,123,989
                             -----------   ------------ ------------ -----------
Total Liabilities and
   Stockholders' Equity     $ 5,447,494   $4,078,347                $23,184,315
                             ==========    =========                 ==========

                   PRO-FORMA COMBINED STATEMENT OF OPERATIONS
                   For The Nine Months Ended February 28, 1997
                                   (Unaudited)

                                Historical   Acquired
                                                        Acquisition
                                   ITC       AIRTECH    Adjustments     Combined
                                   ---       -------    -----------     --------
ASSETS

Net Revenues                   $ 197,804   $ 1,451,074               $ 1,648,878

Cost of Sales                                  600,487                   600,487
                               ---------   -----------               -----------

Gross Income                     197,804       850,587                 1,048,391

General and Administrative     1,356,397       746,497                 2,102,894
                               ---------   -----------               -----------

Net Income from Operations
   Before depreciation,
   Amortization and taxes     (1,158,593)      104,090               (1,054,503)

Depreciation
  and amortization               721,088                                 721,088
                               ---------   ------------              -----------

Net Income from Operations    (1,879,681)      104,090               (1,775,591)

Gain on Sale of
  Charleston License             311,500                                 311,500
                               ---------   ------------              -----------

Net Income before Income Taxes(1,568,181)      104,090               (1,464,091)

Income Taxes                       -0-           -0-                      -0-

Net Income                   $(1,568,181)   $  104,090              $(1,464,091)
                             ============   ==========              ============

Primary earnings per share        $(0.13)        $0.01                   $(0.08)

Diluted earnings per share                      $(0.01)


The notes to the pro forma financial statements and the basis for presentation of the financial statements are included in the exhibits and are an integral part of these financial statements.